Exhibit 99.1

Brain Scientific Receives Purchase Order and Begins Shipping Its Pediatric NeuroCap™ EEG Headsets

NEW YORK, May 24, 2021 -- Brain Scientific Inc. (OTCQB: BRSF) (the “Company”), a neurology-focused medical device and software company, today announces that Maine Medical Center has placed an order for a limited supply of the Company’s pediatric NeuroCap™ disposable EEG caps for use with its pediatric patients. Maine Medical Center is a 637-licensed-bed teaching hospital for Tufts University School of Medicine with a staff of over 6,000.

“We are happy to provide our pediatric EEG products to Maine Medical Center. The NeuroCap for children is designed to address the need for comfort, speed and reliability within the pediatric population. We hope that Maine Medical Center and other hospitals see the benefits of using the product on an ongoing basis” said Amy Griffith, VP Strategy and Business Development for the Company.

The Pediatric NeuroCap headset is designed to assist clinicians in overcoming common obstacles when conducting an electroencephalogram (EEG), including measuring and marking the patient’s head, scrubbing the scalp and conducting required sanitation protocols afterward. The Pediatric NeuroCap has 22 pre-gelled electrodes, in accordance with the 10-20 international system, and can be used for EEG studies up to four hours in length.

The need for EEG testing among children stems from various underlying symptoms and conditions, including epilepsy, seizures, sleep troubles, brain infections and neurological disorders. According to the American Academy of Pediatrics, epilepsy has become one of the most common neurological disorders seen in children. There are about 3.4 million people with epilepsy nationwide: 3 million adults and 470,000 children. Additionally, about one in 26 people will develop epilepsy at some point during their lifetime. Around 50 million people worldwide have epilepsy, making it one of the most common neurological diseases globally. The World Health Organization estimates that up to 70% of people living with epilepsy could live seizure-free if properly diagnosed and treated.

Brain Scientific is working to help better equip healthcare facilities nationwide with its easy-to-use solutions for children while providing convenience and comfort.

About Brain Scientific

Brain Scientific is a commercial-stage healthcare company with two FDA-cleared products, providing next-gen solutions to the neurology market. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about the Company’s corporate strategy, devices or for investor relations please visit www.brainscientific.com or email info@memorymd.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to several risks and uncertainties and other influences, over many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand its business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

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